Exhibit 99.1

Press Release

Pitney Bowes Announces CFO Transition Process

John Witek, the Company’s Most Recent Head of Global Business Services and SendTech’s Former Chief Financial Officer, to Serve as Interim Chief Financial Officer, Pitney Bowes

Mr. Witek Brings Expertise in Optimizing Cost and Realizing Efficiencies That Will Support
Go-Forward Goals

STAMFORD, Conn., March 19, 2024 - Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a global shipping and mailing company that provides technology, logistics, and financial services, today announced that John Witek, who was most recently Head of Global Business Services, has been appointed interim Chief Financial Officer, effective March 19, 2024. Mr. Witek’s appointment follows the departure of Ana Maria Chadwick, who is leaving to assume a new role with another organization. Ms. Chadwick has agreed to remain at the Company as an advisor until April 21, 2024 to ensure a seamless transition.
The Company has initiated a formal search process with recruitment firm Crist Kolder Associates for Ms. Chadwick’s permanent replacement. The Company will consider candidates with experience in areas that include business transformation, capital allocation and efficiency, cost containment, debt management and reduction, strategic restructurings, and transactions.
As Head of Global Business Services, Mr. Witek focused on driving efficiency and transformation throughout the company. Prior to that, he was the Chief Financial Officer of the Company’s SendTech segment from 2019 through 2022 where he brought an intense focus on disciplined capital management and strategic investments in growth adjacencies. Given his integral role in the repositioning of SendTech while Jason Dies, current interim Chief Executive Officer, was overseeing the segment, Mr. Witek brings the experience and understanding of the business needed to advance the Company’s strategic initiatives and also to provide stability and support in the coming quarters.
Mr. Dies commented:
“Based on his recent successes in Global Business Services and SendTech, John is the ideal person to step into the interim Chief Financial Officer position. He understands the importance of efficiency and knows how to put a business on a tangible path to consistent profitability. I have every confidence that we will benefit from John in this role as the Company explores new opportunities for capital and operational efficiency. I also thank Ana for her years of service and wish her the best in her future pursuits.”

Additional details will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

John Witek Biography
John Witek has nearly four decades of corporate finance experience within the business services and information technology sectors. Since joining Pitney Bowes in 2019, he has held roles that include Head of Global Business Services and Chief Financial Officer of SendTech. He has played active roles in cost rationalization programs, efficiency measures, and segment profitability improvement. Previously, he was the Vice President of Global Financial Operations at Concentrix. Prior to that, he held several financial leadership positions across divisions and functions at IBM. He has a degree in finance from Northeastern University and an MBA in Finance from Long Island University.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about the Company’s future progress, plans, market positioning and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, not realizing the anticipated benefits of our ongoing strategic initiatives, corporate cost optimization and related restructuring efforts; declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; our ability to retain management and other employees; our ability to continue to grow and manage unexpected fluctuations in volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or their performance under those contracts; the impacts on our cost of debt due to recent increases in interest rates and the potential for future interest rate hikes; and other factors as more fully outlined in the Company's 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2023. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Contacts

For Media:

Kathleen Raymond,
Head of Communications
Kathleen.Raymond@pb.com

For Investors:

Philip Landler,
Investor Relations
Philip.Landler@pb.com